Exhibit 99.1
                                                  NEWS RELEASE

FOR IMMEDIATE RELEASE	Investor Contact: Tom Hennessy, IR@sixflags.com
https://investors.sixflags.com	Media Contact: Kristin Fitzgerald, kristin.fitzgerald@sixflags.com

SIX FLAGS ENTERTAINMENT CORPORATION REPORTS 2026 THIRD QUARTER RESULTS
•Net revenues of $1.17 billion, down 11.0% on a reported basis and up 1.4% on a same-park basis(3)
•Net loss attributable to Six Flags of $366.1 million, or $3.59 per diluted share, which included $687.7 million of non-cash impairment charges, compared with a loss of $1.19 billion in the prior-year quarter, which included a $1.52 billion non-cash impairment charge
•Adjusted EBITDA(1) of $493.2 million, down 11.1% on a reported basis and up 1.1% on a same-park basis(3)
•Net cash from operating activities year-to-date up 36.5% to $498.5 million
•Liquidity of $1.06 billion at quarter-end
ARLINGTON, TX (November 5, 2026) -- Six Flags Entertainment Corporation (NYSE: FUN) (the “Company” or “Six Flags”), the largest regional amusement park operator in North America, today announced results for its 2026 third quarter ended September 27, 2026. Prior-year results include eight parks that Six Flags no longer operates in 2026: seven parks sold to EPR Properties prior to the start of 2026 park operations and one park in Bowie, Maryland that closed after the 2025 season. Same-park(3) results exclude those sold and closed parks in order to reflect the performance of the current operating portfolio and are presented as supplemental information alongside reported results.

Third Quarter	Reported Basis			Same-Park Basis(3)
($ in millions, except per share and per capita)	2026	2025	Change	2026	2025	Change
Net revenues	$1,173.1	$1,317.8	(11.0)%	$1,173.1	$1,156.6	1.4%
Net loss attributable to Six Flags	$(366.1)	$(1,187.3)	69.2%	$(366.1)	$(1,224.7)	70.1%
Diluted loss per share	$(3.59)	$(11.77)	69.5%	$(3.59)	$(12.14)	70.4%
Adjusted EBITDA(1)	$493.2	$554.7	(11.1)%	$493.2	$487.7	1.1%
Attendance (thousands)	18,195	21,109	(13.8)%	18,195	18,240	(0.2)%
Per capita spending(2)	$60.51	$59.08	2.4%	$60.51	$59.75	1.3%
Operating days	2,122	2,573	(17.5)%	2,122	2,068	2.6%
Six Flags Entertainment Corporation - 1000 Ballpark Way, Suite 400, Arlington, TX 76011 - Phone: 704.414.4700

SIX FLAGS REPORTS 2026 THIRD QUARTER RESULTS
Nov. 5, 2026

Nine Months	Reported Basis			Same-Park Basis(3)
($ in millions, except per share and per capita)	2026	2025	Change	2026	2025	Change
Net revenues	$2,263.6	$2,450.2	(7.6)%	$2,258.4	$2,196.8	2.8%
Net loss attributable to Six Flags	$(837.3)	$(1,506.7)	44.4%	$(800.8)	$(1,491.7)	46.3%
Diluted loss per share	$(8.23)	$(14.99)	45.1%	$(7.87)	$(14.84)	47.0%
Adjusted EBITDA(1)	$613.2	$626.5	(2.1)%	$639.5	$577.7	10.7%
Attendance (thousands)	34,246	38,118	(10.2)%	34,246	33,737	1.5%
Per capita spending(2)	$62.17	$60.81	2.2%	$62.13	$61.54	1.0%
Operating days	4,106	4,959	(17.2)%	4,106	4,120	(0.3)%
Non-GAAP measures are defined under “Use of Non-GAAP Financial Measures” below and reconciled to the most directly comparable GAAP measures in the tables that follow.
Message from the CEO
“Safety remains our highest priority. Following the incident at Six Flags Over Georgia last month, we are cooperating fully with the ongoing investigation. We have launched a comprehensive review of ride safety across our entire portfolio, supported by independent third-party engineering and inspection specialists. Our robust safety programs and practices are designed to meet or exceed established industry standards. We will conduct this work thoroughly, looking for opportunities to further strengthen our approach to ride safety,” said John Reilly, President and Chief Executive Officer.

Mr. Reilly continued, “Our third quarter results reflect the progress we are making against our strategic priorities and the underlying strength of our portfolio. Through the first nine months of the year, we delivered double-digit growth in Adjusted EBITDA on a same-park basis, reflecting the cumulative impact of our efforts to improve execution, strengthen operations and manage costs effectively. We are particularly encouraged by the momentum in our regional pass offerings, which are helping unlock the unique advantages of our multi-park network. Guests are increasingly visiting parks beyond their home market, providing early evidence that our strategy is driving incremental visitation, deeper guest engagement and stronger loyalty across the portfolio. We remain confident in our strategy and the significant opportunity ahead to drive profitable growth and create sustainable long-term value for shareholders."
Third Quarter 2026 Highlights
•Reported net revenues decreased $144.7 million, or 11.0%, because the prior-year quarter included the eight parks no longer operated. Same-park net revenues increased $16.5 million, or 1.4%, to $1.17 billion. The same-park increase reflected higher per capita spending(2), a $2.4 million increase in out-of-park revenues(2), primarily resorts, and 54 additional operating days, most of which reflected the later timing of Labor Day. These benefits were partly offset by the impact of a 0.2% decrease in attendance on a same-park basis.
Six Flags Entertainment Corporation - 1000 Ballpark Way, Suite 400, Arlington, TX 76011 - Phone: 704.414.4700

SIX FLAGS REPORTS 2026 THIRD QUARTER RESULTS
Nov. 5, 2026

•Attendance was 18.2 million in the third quarter of 2026, down 0.2% on a same-park basis compared to the third quarter of 2025. Higher season pass and membership visitation was offset by lower single-day visitation and fewer complimentary tickets. July 4 fell on a Saturday rather than a Friday, and wildfire-related air quality disruptions affected certain parks. Same-park third quarter operating days were 2,122, compared with 2,068.
•Operating costs and expenses for the third quarter of 2026 were $676.8 million, compared with $772.4 million on a reported basis and $676.3 million on a same-park basis in the prior-year quarter. Same-park costs were essentially unchanged (up 0.1%) despite 54 additional operating days. Operating expenses decreased $51.1 million for the quarter on a reported basis, and selling, general and administrative expenses decreased $29.4 million on a reported basis compared to the prior year third quarter. Same-park operating expenses increased $29.4 million on higher full-time wages and benefits, higher operating supplies tied to added operating days and investment in the guest experience, and higher insurance costs related to claims incurred. Same-park selling, general and administrative expenses decreased $27.3 million, primarily on lower full-time wages, including lower equity compensation and severance, and lower technology costs.
•Net loss attributable to Six Flags was $366.1 million, or $3.59 per diluted share, compared with $1.19 billion on a reported basis, or $11.77 per diluted share, in the prior-year quarter, which included a $1.52 billion non-cash impairment charge. The non-cash impairment charges in the current-year quarter totaled $687.7 million.
•Adjusted EBITDA(1) for the third quarter of 2026 was $493.2 million, a decrease of $61.5 million, or 11.1%, on a reported basis and an increase of $5.4 million, or 1.1%, on a same-park basis.
•Same-park per capita spending(2) for the third quarter increased 1.3% to $60.51. Same-park admissions per capita spending(2) rose $0.54, or 1.7%, to $32.07, and same-park in-park product per capita spending(2) rose $0.21, or 0.7%, to $28.44. Realized pricing and fewer complimentary tickets were contributing factors to the same-park increase.
Nine Month 2026 Highlights
•Reported net revenues decreased $186.6 million, or 7.6%, because the prior-year first nine months included the eight parks no longer operated. Same-park net revenues for the first nine months increased $61.6 million, or 2.8%, to $2.26 billion. The same-park increase reflected a 1.5% increase in attendance, higher per capita spending(2), and a $6.0 million increase in out-of-park revenues(2), primarily from one-time revenue events related to international agreements and out-of-park events. There was a 14 operating day decrease on a same-park basis.
Six Flags Entertainment Corporation - 1000 Ballpark Way, Suite 400, Arlington, TX 76011 - Phone: 704.414.4700

SIX FLAGS REPORTS 2026 THIRD QUARTER RESULTS
Nov. 5, 2026

•Attendance was 34.2 million for the first nine months of 2026, up 1.5% on a same-park basis compared to the first nine months of 2025. The increase was attributable to higher season pass and membership visitation as a result of a larger active pass base and higher cross park visitation.
•Operating costs and expenses for the first nine months of 2026 decreased $212.0 million, or 11.2%, on a reported basis compared to the first nine months of 2025. On a same-park basis for the first nine months, operating costs and expenses decreased $35.8 million, or 2.1%. Selling, general and administrative expenses decreased $46.0 million for the nine months on a reported basis, and operating expenses decreased $145.1 million on a reported basis compared to the prior nine month period. Same-park selling, general and administrative expenses decreased $41.1 million, primarily on lower full-time wages, including equity compensation, and lower advertising costs. The lower same-park basis selling, general and administrative expenses were somewhat offset by a $4.7 million increase in same-park operating expenses on higher insurance costs, higher costs for operating supplies tied to investment in the guest experience, and increased costs of utilities somewhat offset by less severance costs.
•Net loss attributable to Six Flags was $837.3 million on a reported basis, or $8.23 per diluted share, compared with $1.51 billion, or $14.99 per diluted share, for the first nine months of the prior year, which included a $1.52 billion non-cash impairment charge. The current year included non-cash impairment charges totaling $726.3 million.
•Adjusted EBITDA(1) for the first nine months decreased $13.3 million, or 2.1%, on a reported basis and increased $61.8 million, or 10.7%, on a same-park basis.
•Same-park per capita spending(2) for the first nine months increased 1.0% to $62.13. Same-park admissions per capita spending(2) rose $0.07, or 0.2%, to $33.21, and same-park in-park product per capita spending(2) rose $0.52, or 1.8%, to $28.92.
Season Pass and Membership
•Season passes and memberships are tracked together as the active pass base: the number of passholders and members who can visit the parks at a given time.
•At September 27, 2026, the active pass base was 7.1 million, up about 469,000 units, or 7.1%, on a same-park basis versus last year. Passholders and members made up about 61% of same-park attendance in the third quarter of 2026.
•Year-to-date pass and membership sales on a same-park basis rose 134,000 units, or 2.8%, with average price up 2.0%.
•The 2027 pass program launched in early August, two weeks later than last year. 2027 passes are also valid for the rest of the 2026 season, so an early launch lets guests use one pass for most of two seasons, and some skip buying in alternate years. Launching later reduces that overlap and encourages guests to buy
Six Flags Entertainment Corporation - 1000 Ballpark Way, Suite 400, Arlington, TX 76011 - Phone: 704.414.4700

SIX FLAGS REPORTS 2026 THIRD QUARTER RESULTS
Nov. 5, 2026

every year. As a result, 2027 sales to date reflect two fewer weeks of selling than last year's program at the same point.
•Passes expire each season, so the base is seasonally lower at the start of the year. Six Flags forecasts to enter 2027 with approximately 3.7 million active passholders and members on a same-park basis, flat to slightly up low single digits versus last year.
Balance Sheet, Liquidity and Capital Allocation
•Net cash from operating activities for the first nine months of 2026 was $498.5 million, an increase of $133.3 million from the prior-year period. Capital expenditures were $241.2 million for the first nine months of 2026, compared with $408.1 million for the prior-year period.
•Cash and cash equivalents were $267.9 million at September 27, 2026. Total liquidity at the end of the third quarter was $1.06 billion, including $792.8 million available under the revolving credit facility, with no revolver borrowings outstanding.
•Total debt was $4.91 billion at September 27, 2026, a decrease of $275.0 million from December 31, 2025. Net debt(4) was $4.66 billion at September 27, 2026.
•Total deferred revenue was $331.3 million at September 27, 2026, a decrease of $34.0 million from September 28, 2025, largely due to the parks no longer operated. At the parks operated in both periods, deferred revenue decreased $14.4 million, or 4.2%, largely due to an increased mix of memberships beyond the initial 12-month commitment period resulting in greater recurring monthly revenue and due to the later launch of 2027 season pass sales, as well as lower sponsorship deferred revenue due to a one-time benefit in the prior year.
•Six Flags now expects 2026 capital expenditures of $350.0 million to $375.0 million, compared with its prior expectation of $400.0 million to $425.0 million. The reduction comes from the timing of large new ride projects, not from maintenance.
Outlook
•October was softer than planned driven by unfavorable weather on several of the biggest weekends early in the month and by the impact of the tragic incident at Six Flags Over Georgia and related proactive ride closures.
•Six Flags currently expects about 60 additional operating days in the fourth quarter versus last year, driven mainly by the return of Holiday in the Park winter events.
Six Flags Entertainment Corporation - 1000 Ballpark Way, Suite 400, Arlington, TX 76011 - Phone: 704.414.4700

SIX FLAGS REPORTS 2026 THIRD QUARTER RESULTS
Nov. 5, 2026

•With October results in hand, Six Flags now expects fourth quarter 2026 same-park Adjusted EBITDA(1) to be between $140 and $150 million compared with fourth quarter 2025 same-park Adjusted EBITDA of $167 million.
Conference Call
Six Flags will host a conference call and audio webcast to discuss third quarter 2026 financial results at 8 a.m. ET today, November 5, 2026. A live audio webcast of the call, a supplemental presentation and, shortly after the call, a replay will be available on the Six Flags Investors website at https://investors.sixflags.com under Investor Information / Events & Presentations.
About Six Flags Entertainment Corporation
Six Flags Entertainment Corporation (NYSE: FUN) is the largest regional amusement park operator in North America, with 20 amusement parks, 14 water parks and nine resort properties across 13 U.S. states, Canada, and Mexico. The Company also manages an amusement park in Saudi Arabia. Focused on its purpose of creating FUN, thrills and a lifetime of memories, Six Flags provides immersive entertainment to millions of guests every year with world-class coasters, themed rides, thrilling water parks, resorts and a portfolio of beloved intellectual property such as Looney Tunes®, DC Comics® and PEANUTS®.
Use of Non-GAAP Financial Measures
This release includes measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”): Modified EBITDA and Adjusted EBITDA; per capita spending, admissions per capita spending, in-park product per capita spending, in-park revenues and out-of-park revenues; Same-Park Basis measures; and net debt. Each is presented with, and reconciled in the tables that follow to, the most directly comparable GAAP measure for each period presented. These measures should not be considered in isolation or as substitutes for GAAP measures, and they may not be comparable to similarly titled measures of other companies.

(1)    Adjusted EBITDA and Modified EBITDA. Modified EBITDA represents earnings before interest, taxes, depreciation, amortization, other non-cash items and other adjustments as defined in the Company’s credit agreement. Adjusted EBITDA represents Modified EBITDA less net income (loss) attributable to non-controlling interests. The most directly comparable GAAP measure is net income (loss). Management believes these measures are meaningful measures of park-level operating profitability and uses them to measure returns on capital investments, evaluate potential acquisitions, determine awards under incentive compensation plans and calculate compliance with certain loan covenants. Adjusted EBITDA is also widely used by analysts and investors to evaluate operating performance on a consistent basis.
Six Flags Entertainment Corporation - 1000 Ballpark Way, Suite 400, Arlington, TX 76011 - Phone: 704.414.4700

SIX FLAGS REPORTS 2026 THIRD QUARTER RESULTS
Nov. 5, 2026

(2)     Per capita measures. Per capita spending is calculated as revenues generated within the Company’s amusement parks and separately gated outdoor water parks, along with related parking revenues and online transaction fees charged to customers (in-park revenues), divided by total attendance. Admissions per capita spending is calculated as in-park admissions revenues divided by total attendance. In-park product per capita spending is calculated as all other in-park revenues, including food and beverage, merchandise, games and extra-charge offerings, divided by total attendance. Out-of-park revenues are revenues from resorts, out-of-park food and merchandise locations, sponsorships, international agreements and all other out-of-park operations. The most directly comparable GAAP measure is net revenues. Management uses these measures as major factors in significant operational decisions because they are primary drivers of financial and operational performance, measuring demand, pricing and consumer behavior.
(3)    Same-Park Basis. Same-Park Basis compares the performance of the Company’s current operating portfolio and excludes the results of (a) the seven parks sold to EPR Properties prior to the start of 2026 park operations and (b) the combined amusement and water park in Bowie, Maryland, where operations were discontinued after the 2025 season (together, the “parks sold and closed”). Same-Park Basis measures, including net revenues, net income (loss), diluted income (loss) per share, Adjusted EBITDA, operating costs and expenses, attendance and per capita measures, are presented alongside the corresponding reported GAAP measures, and the amounts attributable to the parks sold and closed are shown in the tables that follow. Management believes Same-Park Basis information is meaningful to evaluate operating performance of the parks owned and operated in both periods and uses it for that purpose.
(4)     Net debt. Net debt is long-term debt, including current maturities, plus unamortized debt issuance costs and original issue discount, less acquisition fair value layers, less cash and cash equivalents. The most directly comparable GAAP measure is long-term debt, including current maturities. Management and investors use net debt to monitor leverage.

The Company has not provided a reconciliation of forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because it cannot do so without unreasonable efforts. Net income (loss) depends on items that are inherently uncertain or outside the Company’s control, including non-cash impairment charges, foreign currency gains or losses, and gains or losses on asset sales, the probable significance of which is that net income (loss) could differ materially from Adjusted EBITDA.

Forward-Looking Statements
Some of the statements contained in this news release that are not historical in nature are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933,
Six Flags Entertainment Corporation - 1000 Ballpark Way, Suite 400, Arlington, TX 76011 - Phone: 704.414.4700

SIX FLAGS REPORTS 2026 THIRD QUARTER RESULTS
Nov. 5, 2026

as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements as to the Company's expectations, beliefs, goals and strategies regarding the future. Words such as “anticipate,” “believe,” “create,” “expect,” “future,” “guidance,” "outlook," “intend,” “plan,” “potential,” “seek,” “synergies,” “target,” "objective," “will,” “would,” similar expressions, and variations or negatives of these words identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These forward-looking statements may involve current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions that are difficult to predict, may be beyond the Company's control and could cause actual results to differ materially from those described in such statements. Although management believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct or that the Company's growth and operational strategies will achieve the target results. Important risks and uncertainties that may cause such a difference and could adversely affect attendance at the Company's parks, future financial performance and/or growth strategies, and could cause actual results to differ materially from expectations or otherwise to fluctuate or decrease, include, but are not limited to: failure to realize the expected amount and timing of benefits related to the sale of the amusement and water park located in Bowie, Maryland; adverse weather conditions; general economic, political and market conditions, including global trade; the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; competition for consumer leisure time and spending or other changes in consumer behavior or sentiment for discretionary spending; accidents or other incidents occurring at amusement and water parks; unanticipated construction delays or increases in construction or supply costs; changes in capital investment plans and projects; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Company’s operations; the impact of any potential shareholder activism; failure to attract, motivate and retain qualified domestic and international employees and key personnel; legislative, regulatory and economic developments and changes in laws, regulations, and policies affecting the Company; acts of terrorism or outbreak or escalation of war, hostilities, civil unrest, and other political or security disturbances; and other risks and uncertainties discussed under the heading “Risk Factors” within our Annual Report on Form 10-K and in the other filings the Company makes from time to time with the Securities and Exchange Commission. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this document and are based on information currently and reasonably known to management. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after publication of this news release.
This news release and prior releases are available under the News tab at https://investors.sixflags.com
Six Flags Entertainment Corporation - 1000 Ballpark Way, Suite 400, Arlington, TX 76011 - Phone: 704.414.4700

SIX FLAGS REPORTS 2026 THIRD QUARTER RESULTS
Nov. 5, 2026

- more -
(financial tables follow)
Six Flags Entertainment Corporation - 1000 Ballpark Way, Suite 400, Arlington, TX 76011 - Phone: 704.414.4700

SIX FLAGS REPORTS 2026 THIRD QUARTER RESULTS
Nov. 5, 2026

SIX FLAGS ENTERTAINMENT CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Three months ended		Nine months ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Net revenues:
Admissions	$583,520	$664,647	$1,138,284	$1,256,832
Food, merchandise and games	394,013	443,126	775,462	832,129
Accommodations, extra-charge products and other	195,545	209,980	349,878	361,239
	1,173,078	1,317,753	2,263,624	2,450,200
Costs and expenses:
Cost of food, merchandise, and games revenues	96,163	111,195	192,723	213,618
Operating expenses	498,202	549,340	1,203,871	1,348,940
Selling, general and administrative	82,411	111,834	286,442	332,441
Depreciation and amortization	102,486	128,053	317,610	365,011
Loss on retirement of fixed assets, net	2,782	2,797	19,105	21,413
Loss on impairment of fixed assets	9,029	—	9,029	—
Loss on impairment of goodwill and other intangibles	678,667	1,518,099	717,307	1,518,099
Loss on disposal group	3,189	—	41,027	—
Loss on other assets	—	—	—	791
	1,472,929	2,421,318	2,787,114	3,800,313
Operating loss	(299,851)	(1,103,565)	(523,490)	(1,350,113)
Interest expense, net	89,634	91,056	286,614	270,500
Loss on early debt extinguishment	—	—	4,053	—
Other expense (income), net	2,184	5,954	14,601	(15,011)
Loss before taxes	(391,669)	(1,200,575)	(828,758)	(1,605,602)
Benefit for taxes	(50,633)	(38,043)	(41,586)	(148,520)
Net loss	(341,036)	(1,162,532)	(787,172)	(1,457,082)
Net income attributable to non-controlling interests	25,085	24,816	50,169	49,632
Net loss attributable to Six Flags Entertainment Corporation	$(366,121)	$(1,187,348)	$(837,341)	$(1,506,714)

Weighted average shares of common stock outstanding
Basic	101,868	100,884	101,697	100,546
Diluted	101,868	100,884	101,697	100,546

Loss attributable to Six Flags Entertainment Corporation per share of common stock outstanding
Basic	$(3.59)	$(11.77)	$(8.23)	$(14.99)
Diluted	$(3.59)	$(11.77)	$(8.23)	$(14.99)

Six Flags Entertainment Corporation - 1000 Ballpark Way, Suite 400, Arlington, TX 76011 - Phone: 704.414.4700

SIX FLAGS REPORTS 2026 THIRD QUARTER RESULTS
Nov. 5, 2026

SIX FLAGS ENTERTAINMENT CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEET DATA
(In thousands)

	September 27, 2026	December 31, 2025	September 28, 2025
Cash and cash equivalents	$267,858	$91,134	$70,683
Total assets	6,757,272	7,799,202	7,889,486

Current deferred revenue	$299,197	$293,061	$333,096
Non-current deferred revenue	32,142	17,705	32,264
Total deferred revenue	$331,339	$310,766	$365,360

Revolving credit loans	$—	$258,386	$97,361
Term debt, including current maturities	1,455,973	1,460,847	1,468,346
Notes	3,450,153	3,461,877	3,461,264
Total long-term debt, including current maturities	$4,906,126	$5,181,110	$5,026,971

Equity	$(249,588)	$549,757	$614,314

SIX FLAGS ENTERTAINMENT CORPORATION
UNAUDITED CONDENSED STATEMENT OF CASH FLOW DATA
(In thousands)

	Nine months ended
	September 27, 2026	September 28, 2025
Net cash from operating activities	$498,451	$365,140

Capital expenditures	$(241,197)	$(408,075)
Proceeds from sale of parks	257,749	—
Net cash from (for) investing activities	$16,552	$(408,075)

Net cash (for) from financing activities	$(337,091)	$32,631

SIX FLAGS ENTERTAINMENT CORPORATION
CALCULATION OF NET DEBT
(In thousands)

September 27, 2026
Long-term debt, including current maturities	$4,906,126
Plus: Debt issuance costs and original issue discount	38,700
Less: Acquisition fair value layers	(21,123)
Less: Cash and cash equivalents	(267,858)
Net debt	$4,655,845
Net debt is a non-GAAP financial measures used by investors to monitor leverage. The measures may not be comparable to similarly titled measures of other companies.

Six Flags Entertainment Corporation - 1000 Ballpark Way, Suite 400, Arlington, TX 76011 - Phone: 704.414.4700

SIX FLAGS REPORTS 2026 THIRD QUARTER RESULTS
Nov. 5, 2026

SIX FLAGS ENTERTAINMENT CORPORATION
SUPPLEMENTAL QUARTERLY INFORMATION
(In thousands, except per capita and operating day amounts)

	2025					2026
	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY 2025	Q1 2026	Q2 2026	Q3 2026
Net revenues
Reported Basis	$202,057	$930,390	$1,317,753	$650,089	$3,100,289	$225,627	$864,919	$1,173,078
Parks sold and closed	6,094	86,154	161,164	36,603	290,015	4,764	458	—
Same-Park Basis(3)	$195,963	$844,236	$1,156,589	$613,486	$2,810,274	$220,863	$864,461	$1,173,078
Net income (loss) attributable to Six Flags
Reported Basis	$(219,718)	$(99,648)	$(1,187,348)	$(92,384)	$(1,599,098)	$(268,600)	$(202,620)	$(366,121)
Parks sold and closed	(39,348)	(13,028)	37,372	(19,351)	(34,355)	(28,380)	(8,184)	—
Same-Park Basis(3)	$(180,370)	$(86,620)	$(1,224,720)	$(73,033)	$(1,564,743)	$(240,220)	$(194,436)	$(366,121)
Adjusted EBITDA(1)
Reported Basis	$(170,790)	$242,618	$554,688	$165,494	$792,010	$(123,039)	$243,073	$493,169
Parks sold and closed	(27,753)	9,575	66,961	(1,392)	47,391	(20,498)	(5,843)	—
Same-Park Basis(3)	$(143,037)	$233,043	$487,727	$166,886	$744,619	$(102,541)	$248,916	$493,169
Attendance (thousands)
Reported Basis	2,818	14,191	21,109	9,270	47,388	2,923	13,128	18,195
Parks sold and closed	—	1,512	2,869	588	4,969	—	—	—
Same-Park Basis(3)	2,818	12,679	18,240	8,682	42,419	2,923	13,128	18,195
Per capita spending(2)
Reported Basis	$65.40	$62.46	$59.08	$66.41	$61.90	$69.26	$62.89	$60.51
Same-Park Basis(3)	$64.84	$63.38	$59.75	$67.01	$62.66	$68.80	$62.88	$60.51
Admissions per capita spending(2)
Reported Basis	$37.72	$34.19	$31.48	$35.32	$33.41	$38.82	$33.62	$32.07
Same-Park Basis(3)	$37.34	$34.52	$31.53	$35.43	$33.61	$38.47	$33.61	$32.07
In-park product per capita spending(2)
Reported Basis	$27.68	$28.27	$27.60	$31.10	$28.49	$30.44	$29.27	$28.44
Same-Park Basis(3)	$27.50	$28.86	$28.23	$31.58	$29.05	$30.32	$29.27	$28.44
Out-of-park revenues(2)
Reported Basis	$23,916	$71,908	$108,135	$51,495	$255,454	$28,799	$64,319	$101,360
Parks sold and closed	4,597	5,677	9,216	3,854	23,344	3,600	388	—
Same-Park Basis(3)	$19,319	$66,231	$98,919	$47,641	$232,110	$25,199	$63,931	$101,360
Operating days
Reported Basis	393	1,993	2,573	779	5,738	369	1,615	2,122
Parks sold and closed	—	334	505	77	916	—	—	—
Same-Park Basis(3)	393	1,659	2,068	702	4,822	369	1,615	2,122
Same-Park Basis excludes the parks sold and closed; amounts shown for the parks sold and closed are the difference between Reported Basis and Same-Park Basis.
Six Flags Entertainment Corporation - 1000 Ballpark Way, Suite 400, Arlington, TX 76011 - Phone: 704.414.4700

SIX FLAGS REPORTS 2026 THIRD QUARTER RESULTS
Nov. 5, 2026

SIX FLAGS ENTERTAINMENT CORPORATION
RECONCILIATION OF MODIFIED EBITDA AND ADJUSTED EBITDA
(In thousands)

REPORTED BASIS	Three months ended							Nine months ended		Twelve months ended	Trailing twelve months ended (d)
	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Q3 2025	Q3 2026	FY 2025	Q3 2026
Net loss	$(219,718)	$(74,832)	$(1,162,532)	$(92,384)	$(268,600)	$(177,536)	$(341,036)	$(1,457,082)	$(787,172)	$(1,549,466)	$(879,556)
Interest expense, net	87,035	92,409	91,056	89,458	94,928	102,052	89,634	270,500	286,614	359,958	376,072
(Benefit) provision for taxes	(186,760)	76,283	(38,043)	(15,460)	(148,363)	157,410	(50,633)	(148,520)	(41,586)	(163,980)	(57,046)
Depreciation and amortization	102,330	134,628	128,053	121,372	107,349	107,775	102,486	365,011	317,610	486,383	438,982
EBITDA	(217,113)	228,488	(981,466)	102,986	(214,686)	189,701	(199,549)	(970,091)	(224,534)	(867,105)	(121,548)
Loss on early debt extinguishment	—	—	—	—	4,053	—	—	—	4,053	—	4,053
Non-cash foreign currency (gain) loss	(2,214)	(19,986)	6,625	(7,008)	5,139	6,655	1,019	(15,575)	12,813	(22,583)	5,805
Non-cash equity compensation expense	17,076	8,935	14,948	23,198	3,772	19,585	8,606	40,959	31,963	64,157	55,161
Loss on retirement of fixed assets, net	8,098	10,518	2,797	19,257	2,435	13,888	2,782	21,413	19,105	40,670	38,362
Loss on impairment of fixed assets	—	—	—	—	—	—	9,029	—	9,029	—	9,029
Loss on impairment of goodwill and other intangibles	—	—	1,518,099	—	38,640	—	678,667	1,518,099	717,307	1,518,099	717,307
Loss on disposal group	—	—	—	—	27,971	9,867	3,189	—	41,027	—	41,027
Loss on other assets	791	—	—	—	—	—	—	791	—	791	—
Costs related to the merger (a)	15,640	11,030	10,486	11,755	4,914	3,716	2,070	37,156	10,700	48,911	22,455
Severance (b)	3,377	23,823	8,592	8,772	264	16,700	6,169	35,792	23,133	44,564	31,905
Other (c)	3,555	4,626	(577)	6,534	4,459	8,045	6,272	7,604	18,776	14,138	25,310
Modified EBITDA	(170,790)	267,434	579,504	165,494	(123,039)	268,157	518,254	676,148	663,372	841,642	828,866
Net income attributable to non-controlling interests	—	24,816	24,816	—	—	25,084	25,085	49,632	50,169	49,632	50,169
Adjusted EBITDA	$(170,790)	$242,618	$554,688	$165,494	$(123,039)	$243,073	$493,169	$626,516	$613,203	$792,010	$778,697
(a)    Consists of integration costs related to the merger between legacy Cedar Fair and legacy Six Flags (the "merger"), including third-party consulting costs, costs to integrate information technology systems, integration team salaries and benefits, retention bonuses, maintenance costs to update Former Six Flags parks to Cedar Fair standards and certain legal costs. These costs are added back to net loss to calculate Modified EBITDA and Adjusted EBITDA as defined in the Company's credit agreement.

(b)    Consists of severance and related employer taxes and benefits. Certain employees, including certain executive level employees, were terminated as part of executive leadership transitions, as well as post-merger productivity and efficiency efforts.

(c)    Consists of certain costs as defined in the Company's credit agreement. These costs are added back to net loss to calculate Modified EBITDA and Adjusted EBITDA and include certain legal and consulting expenses; certain costs at the sold and closed parks; certain recruiting and relocation costs; cost of goods sold recorded to align inventory standards following the merger; administrative payments related to the Partnership Parks; Mexican VAT taxes on intercompany activity; and contract termination costs. This balance also includes unrealized gains and losses on pension assets and short-term investments.
Six Flags Entertainment Corporation - 1000 Ballpark Way, Suite 400, Arlington, TX 76011 - Phone: 704.414.4700

SIX FLAGS REPORTS 2026 THIRD QUARTER RESULTS
Nov. 5, 2026

(d)    The amounts in the trailing twelve month column are calculated by adding the results for Q4 2025, Q1 2026, Q2 2026 and Q3 2026.

SAME PARK BASIS (3)	Three months ended							Nine months ended		Twelve months ended	Trailing twelve months ended (d)
	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Q3 2025	Q3 2026	FY 2025	Q3 2026
Net loss	$(180,369)	$(61,804)	$(1,199,904)	$(73,034)	$(240,220)	$(169,352)	$(341,036)	$(1,442,077)	$(750,608)	$(1,515,111)	$(823,642)
Interest expense, net	87,015	92,372	91,048	89,465	94,925	102,047	89,634	270,435	286,606	359,900	376,071
(Benefit) provision for taxes	(186,760)	76,283	(38,048)	(15,461)	(148,363)	157,410	(50,633)	(148,525)	(41,586)	(163,986)	(57,047)
Depreciation and amortization	92,404	117,828	107,504	106,019	101,312	107,755	102,486	317,736	311,553	423,755	417,572
EBITDA	(187,710)	224,679	(1,039,400)	106,989	(192,346)	197,860	(199,549)	(1,002,431)	(194,035)	(895,442)	(87,046)
Loss on early debt extinguishment	—	—	—	—	4,053	—	—	—	4,053	—	4,053
Non-cash foreign currency (gain) loss	(2,222)	(19,992)	6,608	(6,977)	5,138	6,655	1,019	(15,606)	12,812	(22,583)	5,835
Non-cash equity compensation expense	17,076	8,935	14,948	23,198	3,772	19,585	8,606	40,959	31,963	64,157	55,161
Loss on retirement of fixed assets, net	7,047	9,263	3,555	18,586	2,340	13,721	2,782	19,865	18,843	38,451	37,429
Loss on impairment of fixed assets	—	—	—	—	—	—	9,029	—	9,029	—	9,029
Loss on impairment of goodwill and other intangibles	—	—	1,510,212	—	38,640	—	678,667	1,510,212	717,307	1,510,212	717,307
Loss on disposal group	—	—	—	—	27,971	9,867	3,189	—	41,027	—	41,027
Loss on other assets	791	—	—	—	—	—	—	791	—	791	—
Costs related to the merger (a)	15,592	9,908	9,679	11,626	4,914	3,716	2,070	35,179	10,700	46,805	22,326
Severance (b)	3,220	20,440	8,542	8,733	238	16,688	6,169	32,202	23,095	40,935	31,828
Other (c)	3,169	4,626	(1,601)	4,731	2,739	5,908	6,272	6,194	14,919	10,925	19,650
Modified EBITDA	(143,037)	257,859	512,543	166,886	(102,541)	274,000	518,254	627,365	689,713	794,251	856,599
Net income attributable to non-controlling interests	—	24,816	24,816	—	—	25,084	25,085	49,632	50,169	49,632	50,169
Adjusted EBITDA	$(143,037)	$233,043	$487,727	$166,886	$(102,541)	$248,916	$493,169	$577,733	$639,544	$744,619	$806,430
See footnotes above.
Six Flags Entertainment Corporation - 1000 Ballpark Way, Suite 400, Arlington, TX 76011 - Phone: 704.414.4700

SIX FLAGS REPORTS 2026 THIRD QUARTER RESULTS
Nov. 5, 2026

SIX FLAGS ENTERTAINMENT CORPORATION
RECONCILIATION OF IN-PARK AND OUT-OF-PARK REVENUES
(In thousands)

REPORTED BASIS	Three months ended							Nine months ended		Twelve months ended
	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Q3 2025	Q3 2026	FY 2025
In-park admissions revenues	106,311	485,177	664,480	327,371	113,441	441,313	583,558	1,255,968	1,138,312	1,583,339
In-park product revenues	78,004	401,243	582,626	288,271	88,977	384,328	517,499	1,061,873	990,804	1,350,144
In-park revenues	184,315	886,420	1,247,106	615,642	202,418	825,641	1,101,057	2,317,841	2,129,116	2,933,483
Out-of-park revenues	23,916	71,908	108,135	51,495	28,799	64,319	101,360	203,959	194,478	255,454
Concessionaire remittances	(6,174)	(27,938)	(37,488)	(17,048)	(5,590)	(25,041)	(29,339)	(71,600)	(59,970)	(88,648)
Net revenues	$202,057	$930,390	$1,317,753	$650,089	$225,627	$864,919	$1,173,078	$2,450,200	$2,263,624	$3,100,289
The difference between in-park admissions revenues and admissions net revenues within the unaudited consolidated statement of operations represents admission to indoor resort waterparks, which are classified as out-of-park revenues, and concessionaire remittances for certain parking arrangements.

SAME PARK BASIS (3)	Three months ended							Nine months ended		Twelve months ended
	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Q3 2025	Q3 2026	FY 2025
In-park admissions revenues	105,232	437,662	575,036	307,636	112,440	441,251	583,558	1,117,930	1,137,249	1,425,566
In-park product revenues	77,492	365,927	514,864	274,177	88,624	384,298	517,499	958,283	990,421	1,232,460
In-park revenues	182,724	803,589	1,089,900	581,813	201,064	825,549	1,101,057	2,076,213	2,127,670	2,658,026
Out-of-park revenues	19,319	66,231	98,919	47,641	25,199	63,931	101,360	184,469	190,490	232,110
Concessionaire remittances	(6,080)	(25,584)	(32,230)	(15,968)	(5,400)	(25,019)	(29,339)	(63,894)	(59,758)	(79,862)
Net revenues	$195,963	$844,236	$1,156,589	$613,486	$220,863	$864,461	$1,173,078	$2,196,788	$2,258,402	$2,810,274
See footnotes above.
Six Flags Entertainment Corporation - 1000 Ballpark Way, Suite 400, Arlington, TX 76011 - Phone: 704.414.4700